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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of our name in "Item 2. Properties" of the Annual Report on Form 10-K of Newfield Exploration Company (the "Company") for the year ended December 31, 1998 (the "Form 10-K"), and the incorporation by reference of the Form 10-K into the Company's Registration Statements on Form S-8 (Registration No. 33-72848, No. 33-79826, No 33-92182 and No. 333-59383) and on
Form S-3 (Registration No. 333-32587 and No. 333-59391).


/s/ RYDER SCOTT COMPANY

RYDER SCOTT COMPANY
PETROLEUM ENGINEERS
March 1, 1999